Report of
Independent
Registered Public
Accounting Firm


To the Board of
Trustees of
Forethought Variable
Interest Trust
and the
Shareholders of
Each of the
Separate Series of
Forethought Variable
Insurance Trust
In planning and
performing our
audits of the
financial statements
of Global Atlantic
American Funds(r)
Managed Risk
Portfolio, Global
Atlantic Balanced
Managed Risk
Portfolio, Global
Atlantic BlackRock
Global Allocation
Managed Risk
Portfolio, Global
Atlantic Franklin
Dividend and
Income Managed
Risk Portfolio, Global
Atlantic Goldman
Sachs Dynamic
Trends Allocation
Portfolio, Global
Atlantic Growth
Managed Risk
Portfolio, Global
Atlantic Moderate
Growth Managed
Risk Portfolio, Global
Atlantic Motif Aging
of America Portfolio,
Global Atlantic Motif
Real Estate Trends
Portfolio, Global
Atlantic Motif
Technological
Innovations Portfolio,
Global Atlantic
PIMCO Tactical
Allocation Portfolio,
Global Atlantic
Select Advisor
Managed Risk
Portfolio, Global
Atlantic Wellington
Research Managed
Risk Portfolio, Global
Atlantic Wilshire
Dynamic
Conservative
Allocation Portfolio,
Global Atlantic
Wilshire Dynamic
Global Allocation
Portfolio, Global
Atlantic Wilshire
Dynamic Growth
Allocation Portfolio,
Global Atlantic
Wilshire Dynamic
Moderate Allocation
Portfolio, Global
Atlantic BlackRock
Allocation Portfolio,
Global Atlantic
BlackRock
Disciplined Core
Portfolio, Global
Atlantic BlackRock
Disciplined Growth
Portfolio, Global
Atlantic BlackRock
Disciplined
International Core
Portfolio, Global
Atlantic BlackRock
Disciplined Mid Cap
Growth Portfolio,
Global Atlantic
BlackRock
Disciplined Small
Cap Portfolio, Global
Atlantic BlackRock
Disciplined U.S.
Core Portfolio,
Global Atlantic
BlackRock
Disciplined Value
Portfolio, Global
Atlantic BlackRock
High Yield Portfolio,
Global Atlantic
Goldman Sachs
Core Fixed Income
Portfolio, Global
Atlantic Goldman
Sachs Global Equity
Insights Portfolio,
Global Atlantic
Goldman Sachs
Large Cap Growth
Insights Portfolio,
and Global Atlantic
Goldman Sachs Mid
Cap Value Insights
Portfolio
(collectively, the
Portfolios), each a
separate series of
the Forethought
Variable Insurance
Trust, as of and for
the year or period
ended December 31,
2017, in accordance
with the standards of
the Public Company
Accounting
Oversight Board
(United States), we
considered the
Portfolios' internal
control over financial
reporting, including
controls over
safeguarding
securities, as a basis
for designing our
auditing procedures
for the purpose of
expressing our
opinion on the
financial statements
and to comply with
the requirements of
Form N-SAR, but not
for the purpose of
expressing an
opinion on the
effectiveness of the
Portfolios' internal
control over financial
reporting.
Accordingly, we
express no such
opinion.

The management of
the Portfolios is
responsible for
establishing and
maintaining effective
internal control over
financial reporting. In
fulfilling this
responsibility,
estimates and
judgments by
management are
required to assess
the expected
benefits and related
costs of controls. A
portfolio's internal
control over financial
reporting is a
process designed to
provide reasonable
assurance regarding
the reliability of
financial reporting
and the preparation
of financial
statements for
external purposes in
accordance with
generally accepted
accounting principles
(GAAP). A portfolio's
internal control over
financial reporting
includes those
policies and
procedures that (a)
pertain to the
maintenance of
records that, in
reasonable detail,
accurately and fairly
reflect the
transactions and
dispositions of the
assets of the
portfolio; (b) provide
reasonable
assurance that
transactions are
recorded as
necessary to permit
preparation of
financial statements
in accordance with
GAAP, and that
receipts and
expenditures of the
portfolio are being
made only in
accordance with
authorizations of
management and
directors of the
portfolio; and (c)
provide reasonable
assurance regarding
prevention or timely
detection of
unauthorized
acquisition, use or
disposition of a
portfolio's assets
that could have a
material effect on the
financial statements.

Because of inherent
limitations, internal
control over financial
reporting may not
prevent or detect
misstatements. Also,
projections of any
evaluation of
effectiveness to
future periods are
subject to the risk
that controls may
become inadequate
because of changes
in conditions, or that
the degree of
compliance with the
policies or
procedures may
deteriorate.

A deficiency in
internal control over
financial reporting
exists when the
design or operation
of a control does not
allow management
or employees, in the
normal course of
performing their
assigned functions,
to prevent or detect
misstatements on a
timely basis. A
material weakness is
a deficiency, or
combination of
deficiencies, in
internal control over
financial reporting,
such that there is a
reasonable
possibility that a
material
misstatement of the
Portfolio's annual or
interim financial
statements will not
be prevented or
detected on a timely
basis.

Our consideration of
the Portfolios'
internal control over
financial reporting
was for the limited
purpose described in
the first paragraph
and would not
necessarily disclose
all deficiencies in
internal control that
might be material
weaknesses under
standards
established by the
Public Company
Accounting
Oversight Board
(United States).
However, we noted
no deficiencies in the
Portfolios' internal
control over financial
reporting and their
operation, including
controls over
safeguarding of
securities that we
consider to be a
material weakness
as defined above as
of December 31,
2017.
This report is
intended solely for
the information and
use of management
and the Board of
Trustees of the
Portfolios and the
Securities and
Exchange
Commission and is
not intended to be
and should not be
used by anyone
other than these
specified parties.

/s/ RSM US LLP

Denver, Colorado
February 23, 2018